UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 5, 2008
SIRTRIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33465	20-1410189
(State or other jurisdiction of of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
200 Technology Square, Cambridge, Massachusetts 02139
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (617) 252-6920
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On June 5, 2008, at 5:05 p.m., New York City time, Fountain Acquisition Corporation (“Purchaser”), a Delaware corporation and a wholly-owned subsidiary of SmithKline Beecham Corporation, a Pennsylvania corporation (“Parent”) and a wholly-owned subsidiary of GlaxoSmithKline plc, a public limited company organized under the laws of England and Wales (“GSK”), was merged (the “Merger”) with and into Sirtris Pharmaceuticals, Inc., a Delaware corporation (the “Company”), pursuant to the terms of the Agreement and Plan of Merger dated as of April 22, 2008, by and among Parent, Purchaser and the Company (the “Merger Agreement”). As a result of the Merger, each share of common stock of the Company, par value $0.001 per share (each, a share of “Common Stock” and such Common Stock collectively the “Shares”), then outstanding (other than Shares held in the treasury of the Company and Shares that are held by (i) Parent, Purchaser or any other wholly-owned subsidiary of Parent or the Company or (ii) shareholders who properly demand and perfect appraisal rights under Delaware law) has been converted into the right to receive an amount in cash equal to $22.50 per Share, net to the seller, without interest thereon and less any required withholding taxes, payable to the holder thereof upon surrender of the certificate formerly representing such Share, and the Company has become a wholly-owned subsidiary of Parent.
     As a result of the Merger, the Company no longer fulfills the numerical listing requirements of The NASDAQ Stock Market (“NASDAQ”). Accordingly, the Company has requested that the Common Stock be withdrawn from listing on NASDAQ as of the close of business on June 5, 2008. NASDAQ has advised the Company that it will file with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25 to delist and deregister the Common Stock. Upon the filing of the Form 25 by NASDAQ, the Shares will no longer be listed on NASDAQ. The Company will also file with the SEC a Certification on Form 15 under the Exchange Act, requesting that the Rights be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.
     The foregoing description of the Merger Agreement (including the description of the consideration paid in connection with the Merger) is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by the Company on April 23, 2008.
     A copy of the press release issued by GSK announcing the completion of the Merger is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Pursuant to the Merger Agreement, upon consummation of the Merger, the directors and officers of Purchaser immediately prior to the consummation of the Merger became the directors and officers, respectively, of the Company, in each case until their successors are duly elected or appointed and qualified.

Item 5.03.	Amendments to Articles of Incorporation of Bylaws; Change of Fiscal Year.
     Pursuant to the Merger Agreement, upon consummation of the Merger, the certificate of incorporation of the Company was amended and restated in its entirety to read as the certificate of incorporation of Purchaser in effect immediately prior to the consummation of the Merger (except that Article I of the amended certificate of incorporation reads as follows: “The name of the Corporation is Sirtris Pharmaceuticals, Inc.”). Also, upon consummation of the Merger, the bylaws of the Company were amended and restated in their entirety so as to read as the bylaws of Purchaser as in effect immediately prior to the consummation of the Merger, except that such bylaws were amended to reflect that the name of the Company is Sirtris Pharmaceuticals, Inc.

Item 8.01.	Other Events.

     On June 2, 2008, GSK issued a press release announcing the expiration of the offering period and the successful completion of the tender offer for the Shares, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 99.1	Press Release issued by GlaxoSmithKline plc on June 2, 2008 (incorporated by reference to Exhibit (a)(1)(i) to the Schedule TO).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2008	SIRTRIS PHARMACEUTICALS, INC.
	By:	/ s / Christoph Westphal
Christoph Westphal
President, Chief Executive Officer and Vice Chairman

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued by GlaxoSmithKline plc on June 2, 2008 (incorporated by reference to Exhibit (a)(1)(i) to the Schedule TO).